Exhibit 99.1

The New Home Company Expands into Denver Market

Irvine, California, March 1, 2021. The New Home Company Inc. (NYSE: NWHM) today announced its expansion into Denver, Colorado with the acquisition of Epic Homes, a unique and innovative homebuilder with a strong, well-established presence in the market.  Epic President and Founder Christina Presley will remain on board as President of Epic Homes, a newly formed homebuilding division of The New Home Company.

“We are thrilled to announce our expansion into the Denver market,” said Larry Webb, Executive Chairman of The New Home Company. “Denver exhibits many of the qualities we look for in a new market including excellent quality of life, a young and vibrant population, steady job growth and rising income levels. We are even more excited about bringing Chris Presley and her team at Epic Homes into The New Home Company fold, as they take a similar approach to homebuilding as we do, with a culture built around teamwork, customer satisfaction and a passion for the business.”

NEW HOME assumed Epic’s backlog of 102 homes valued at approximately $100 million as of the closing date of February 26, 2021. In addition, NEW HOME assumed control of Epic’s land assets which include 294 owned and controlled lots, three active communities and one soon-to-be-opened community. The average selling price of Epic’s communities range from $600,000 to $1.4 million.

Leonard Miller, President and CEO added, “With the addition of Epic Homes, The New Home Company enters a very attractive market with an established operator.  Not only do our two brands align, but Chris’s proven track record, deep relationships and leadership qualities are what really stood out in making our decision to enter the Denver market. In the short-term, the transaction will provide us with an immediate boost to our revenue and earnings thanks to the homes in backlog and actively selling communities. Longer-term, we view this as a great strategic move for our company as it further diversifies our geographic presence, enhances our opportunities for growth and establishes us in a market with great homebuilding fundamentals.”

“I am so excited to be joining our Epic family with the amazing team at The New Home Company,” said Epic President and Founder Chris Presley.  “The alignment of our companies’ values, vision and culture is remarkable, and will allow the Epic Homes team to continue our commitment to building homes with exceptional quality and design while upholding people and relationships as our top priority.  I am sincerely grateful to our customers, homebuilding partners and incredible Epic Homes team for making Epic Homes a success, and I look forward to building upon that success together with The New Home Company.”

About The New Home Company

NWHM is a new generation homebuilder focused on the design, construction and sale of innovative and consumer-driven homes in major metropolitan areas within select growth markets in California and Arizona, including Southern California, the San Francisco Bay area, metro Sacramento and the greater Phoenix area. The Company is headquartered in Irvine, California. For more information about the Company and its new home developments, please visit the Company's website at www.NWHM.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, with respect to the impact of the Epic Homes acquisition on operations and results. Words such as “will”, “expects,” “anticipates,” “targets,” “envisions”, “goals,” “projects,” “intends,” “plans,” “believes,” “opportunity,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, the risk that the business of Epic Homes will not be successfully integrated as well as factors relating to the economic environment, impact of COVID-19, interest rates, availability of resources, competition, market concentration, land development activities, construction defect, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact:

Investor Relations | Drew Mackintosh | 949-382-7838 | investorrelations@nwhm.com